UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2022

CHASE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	1-9852	11-1797126
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 University Avenue, Westwood, Massachusetts 02090

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (781) 332-0700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.10 par value	CCF	NYSE American

Item 1.01 Entry into a Material Definitive Agreement

On July 15, 2022, Chase Corporation (“Chase” or the “Company”) entered into a Stock Purchase Agreement by and among Chase, Nucera Holdings Inc., and Nucera Solutions Holdco LP, to acquire NuCera Solutions (“NuCera”).

NuCera is a recognized global leader in the production and development of highly differentiated specialty polymers and polymerization technologies serving demanding applications, offering products critical to enabling end-product functionality, performance and reliability. Nucera is headquartered in Houston, Texas with its primary production based in Barnsdall, Oklahoma and additional international sales offices in France and Singapore. The transaction is expected to close by the end of the third calendar quarter of 2022.

The Company will acquire all of the capital stock of NuCera for a purchase price of $250,000,000, pending any working capital adjustments and excluding acquisition-related costs. The purchase will be funded by utilizing Chase’s existing revolving credit facility and available cash on hand. NuCera will integrate into Chase Corporation’s Adhesives, Sealants and Additives segment and will continue to market under NuCera brands.

The closing of the transaction is subject to customary closing conditions, including the expiration or termination of applicable anti-trust waiting periods.

The foregoing summary of the Stock Purchase Agreement is not complete and is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. The Stock Purchase Agreement contains usual and customary representations and warranties that the parties to such agreement made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Stock Purchase Agreement among the parties, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of such agreement. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Item 7.01 Regulation FD Disclosure

On July 18, 2022, Chase Corporation issued a press release announcing its acquisition of NuCera and an investor presentation, copies of which are included as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1*	Stock Purchase Agreement dated July 15, 2022
99.1	Press release issued by Chase Corporation on July 18, 2022 announcing its acquisition of NuCera
99.2	NuCera Acquisition Investor Presentation dated July 18, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain portions of this document that constitute confidential information have been redacted in accordance with Regulation S-K Item 601(b)(10)(iv).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Chase Corporation

Dated: July 18, 2022	By:	/s/ Michael J. Bourque
Michael J. Bourque
Treasurer and Chief Financial Officer

4